EXHIBIT 99.1

Alpha and Omega Semiconductor Names Senior Vice President of Marketing

SUNNYVALE, Calif., Aug. 5, 2015 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited ("AOS" or the "Company") (Nasdaq:AOSL), today announced the appointment of Daniel Kuang Ming Chang as Senior Vice President of Marketing, with responsibility for all marketing efforts and product lines of AOS.

Mr. Chang assumed leadership of the Company's Power IC Product Line in 2011. This promotion expands his responsibilities to include oversight of the Company's Power Discrete Product Lines, which previously have been the duties of Tony Grizelj, who has resigned as Vice President of Power Discrete Product Lines, effective Aug. 14, 2015, to join the management team of a private venture outside of the semiconductor field.

"While presiding over the strong growth of our Power IC business, Daniel has demonstrated his leadership and skills, and we are pleased that he will be taking on a larger role with our Power Discrete Product Lines. His appointment will strengthen our continuing efforts to integrate our power discrete and power IC product lines and streamline our decision-making processes," said Dr. Mike F. Chang, Chairman and CEO of the Company. "We greatly appreciate Tony's contributions and wish him all the best as he pursues his new opportunity."

Mr. Chang joined the Company in 2009 as Director of Strategic Marketing and Worldwide Applications Engineering, and in 2010 he was promoted to Vice President of Strategic Marketing and Worldwide Applications Engineering. Earlier, he served in senior management positions in marketing, engineering, and product line with other power semiconductor companies, including Richtek. He holds an M.S. in physics from National Tsing Hua University of Taiwan, and a B.S. in electrical engineering from Taiwan National University.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, statements relating to changes of technology development and marketing team, expectation with respect to our ability and strategy to develop new technology and products and expand our growth markets. Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the decline of the PC industry and our ability to respond to such decline, our ability to introduce or develop new and enhanced products that achieve market acceptance, the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, our ability to maintain factory utilization at a desirable level, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 filed on August 29, 2014. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products.  AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables it to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit http://www.aosmd.com. For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

CONTACT: Investor Relations
         So-Yeon Jeong
         408-789-3172
         investors@aosmd.com